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                                                                    EXHIBIT 99.2



STOKELY USA, INC.                                                REVOCABLE PROXY
1230 Corporate Center Drive
Oconomowoc, Wisconsin  53066


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    STOKELY USA, INC.  FOR USE ONLY AT THE
                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
        JANUARY 15, 1998 OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the "Annual Meeting") and the Proxy Statement/Prospectus and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. _________________________ and ____________________________, and any of the other directors of Stokely USA, Inc. ("Stokely") or any successors in their respective positions, to represent and to vote, as designated on the reverse side, all the shares of common stock, $0.05 par value per share of Stokely ("Stokely Common Stock") held of record by the undersigned on November 20, 1997, at the Annual Meeting which will be held on January 15, 1998, at 10:00 a.m. Milwaukee time, at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, or at any adjournments or postponements thereof.

        THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE. If any other business is presented at the Annual Meeting or at any adjournments thereof, this proxy will be voted by Stokely's Board of Directors in their best judgment. At the present time, Stokely's Board of Directors knows of no other business to be presented at the Annual Meeting.

IMPORTANT:  PLEASE MARK, DATE AND SIGN THE PROXY ON THE REVERSE SIDE AND RETURN
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                         (continued on reverse side)




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                                 (Reverse side)


Please mark your votes as in this example:  /X/


1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN CHIQUITA BRANDS INTERNATIONAL, INC., A NEW JERSEY CORPORATION ("CHIQUITA"), CHIQUITA ACQUISITION CORP., A WISCONSIN CORPORATION ("ACQUISITION SUB"), AND STOKELY, DATED SEPTEMBER 17, 1997 (THE "AGREEMENT"), PROVIDING FOR THE MERGER OF ACQUISITION SUB WITH AND INTO STOKELY, AND FOR STOKELY TO BE THE SURVIVING CORPORATION AND TO BECOME A WHOLLY-OWNED SUBSIDIARY OF CHIQUITA WHEREBY EACH OUTSTANDING SHARE OF STOKELY COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SUCH FRACTION OF A SHARE OF COMMON STOCK OF CHIQUITA WHICH IS EQUAL TO $1.00 DIVIDED BY THE AVERAGE OF THE LAST REPORTED SALES PRICE PER SHARE OF CHIQUITA COMMON STOCK ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE ON EACH OF THE FIFTEEN CONSECUTIVE TRADING DAYS ENDING ON THE LAST TRADING DAY PRECEDING THE MERGER.

                      FOR        AGAINST         ABSTAIN
                      /  /       /   /           /   /

2.      ELECTION OF DIRECTORS

        James H. DeWees, Carol Ward Knox, Thomas W. Mount

        /  / FOR all nominees listed      /  / WITHHOLD AUTHORITY

        [INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.]

        ________________________________________________________________________

3. PROPOSAL TO ADJOURN THE ANNUAL MEETING TO A LATER DATE SPONSORED OR RECOMMENDED BY STOKELY'S BOARD OF DIRECTORS.

                      FOR        AGAINST         ABSTAIN
                      /  /       /   /           /   /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


The shares of Stokely Common Stock will be voted as directed. If no direction is specified, the share of Stokely Common Stock will be voted FOR matters 1, 2, 3 and 4.

                Signature: ________________  Date: ___________________

                Signature: ________________  Date: ___________________



                IMPORTANT: Please sign your name exactly as it appears hereon. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to your signature. If shares of Stokely Common Stock are held jointly, each holder may sign but only one signature is required.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.